UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

The following information is furnished pursuant to both Item 2.02 and Item 7.01.

On November 1, 2013, Portland General Electric Company (the “Company”) issued a press release announcing its financial results for the three and nine month periods ended September 30, 2013. The press release is furnished herewith as Exhibit 99.1 to this Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 30, 2013, Corbin A. McNeill, Jr., Chairman of the Board of Directors of the Company (the “Board”) notified the Board of his retirement from the Board effective October 31, 2013. Mr. McNeill was a member of the Nominating and Corporate Governance Committee of the Board.

The Board has elected director Jack E. Davis to succeed Mr. McNeill as Chairman of the Board, effective October 31, 2013. Mr. Davis has been a member of the Board since June 2012 and also serves on the Nominating and Corporate Governance Committee. Mr. Davis has extensive regulated utility experience. He served as Chief Executive Officer of Arizona Public Service Company (“APS”), a subsidiary of Pinnacle West Capital Corporation (“Pinnacle West”), from September 2002 until his retirement in March 2008. He also served as President of APS from October 1998 to October 2007 and as a director of APS from October 1998 to May 2008. Mr. Davis served as President and Chief Operating Officer of Pinnacle West from September 2003 to March 2008, and as a director of Pinnacle West from 2001 to 2008. During his 35 years at APS, Mr. Davis held executive and management positions in various areas of the company including commercial operations, generation and transmission, customer service, and power operations.

Item 7.01    Regulation FD Disclosure.

At 11:00 a.m. ET on Friday, November 1, 2013, the Company will hold its quarterly earnings call and webcast, and will utilize a slide presentation in conjunction with the earnings call. A copy of the slide presentation is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release issued by Portland General Electric Company dated November 1, 2013.
99.2	Portland General Electric Company Third Quarter 2013 Slides dated November 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	October 31, 2013	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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